                                                                    Exhibit 12.1
                                                                    ------------

Pure Resources, Inc.
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

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
                                                                                       Historical
                                                        ------------------------------------------------------------------------


                                                                      Year ended December 31,                Six Months ended
                                                                                                                  June 30,
                                                        -----------------------------------------------     -------------------
                                                         1996      1997     1998      1999       2000        2000        2001
                                                        -------   -------   ------   -------   --------     -------    --------
                                                                                       (in thousands)
Pretax earnings                                         $48,367   $33,353   $6,822   $26,473   $117,835     $47,226    $ 89,562
Adjustments:
  Add fixed charges and preferred stock dividends:
     Interest:
       Expensed                                              --        --       --        --      4,396         661      11,036
       Capitalized                                           --        --       --        --         --          --          --
     Rental expense attributable to interest                167       162      168       189        367          40         233
     Preferred stock dividends                               --        --       --        --         --          --          --
                                                        -------   -------   ------   -------   --------     -------    --------

       Total fixed charges and preferred stock              167       162      168       189      4,763         701      11,269
        dividends                                       -------   -------   ------   -------   --------     -------    --------

  Deduct:
     Interest capitalized                                    --        --       --        --         --          --          --
     Preferred stock dividends                               --        --       --        --         --          --          --
                                                        -------   -------   ------   -------   --------     -------    --------
          Total deducts                                      --        --       --        --         --          --          --
                                                        -------   -------   ------   -------   --------     -------    --------
Adjusted earnings                                       $48,534   $33,515   $6,990   $26,662   $122,598     $47,927    $100,831
                                                        =======   =======   ======   =======   ========     =======    ========
Ratio of earnings to fixed charges and preferred
  stock dividends                                        290.62    206.88    41.61    141.07      25.74       68.37        8.95
                                                        =======   =======   ======   =======   ========     =======    ========

                                                                      Pro Forma
                                                              -------------------------

                                                                            Six Months
                                                             Year ended       ended
                                                             December 31,    June 30,
                                                             --------------------------
                                                                2000           2001
                                                             ---------      ----------
Pretax earnings                                               $129,662        $100,441
Adjustments:
  Add fixed charges and preferred stock dividends:
     Interest:
       Expensed                                                 45,560          19,007
       Capitalized                                                  --              --
     Rental expense attributable to interest                       652             341
     Preferred stock dividends                                      --              --
                                                              --------        --------

       Total fixed charges and preferred stock                  46,212          19,348
        dividends                                             --------        --------

  Deduct:
     Interest capitalized                                           --              --
     Preferred stock dividends                                      --              --
                                                              --------        --------
          Total deducts                                             --              --
                                                              --------        --------
Adjusted earnings                                             $175,874        $119,759
                                                              ========        ========
Ratio of earnings to fixed charges and preferred
  stock dividends                                                 3.81            6.19
                                                              ========        ========
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